UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA  30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As previously disclosed, on April 26, 2016, ExamWorks Group, Inc., a Delaware corporation (“ExamWorks” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gold Parent, L.P., a Delaware limited partnership (“Parent”) and Gold Merger Co, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into ExamWorks (the “Merger”), with ExamWorks surviving the Merger as a wholly owned subsidiary of Parent.

This Current Report on Form 8-K is being filed to supplement certain disclosures regarding the Merger. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

The supplemental disclosures to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 23, 2016 (as amended or supplemented from time to time, the “Definitive Proxy Statement”), set forth in this Current Report on Form 8-K below should be read alongside the Definitive Proxy Statement.  All page references in the information below are to pages in the Definitive Proxy Statement, and all defined terms used but not otherwise defined herein have the meanings set forth in the Definitive Proxy Statement.

Preliminary Second Quarter Revenues and Adjusted EBITDA Expectation

Our preliminary revenues for the three months ended June 30, 2016 are set forth below.  Our preliminary results are based solely on information available to us as of the date of this report and we typically do not release preliminary results.  Our preliminary results contained in this report are forward looking statements and may differ from reported and/or actual results.  These results remain subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures.  Accordingly, you should not place undue reliance on this preliminary data.  In addition, these preliminary revenues for the three months ended June 30, 2016 are not necessarily indicative of the results to be achieved in this or any future period.

Preliminary Revenues
(In thousands except %)
	Three Months Ended June 30,
	2015	2016	As Reported	Constant FX (a)	Organic Constant FX (a)
United States	$132,125	$160,118	21.2%	21.2%	1.7%
United Kingdom	46,012	50,911	10.6%	18.1%	11.3%
Australia	20,929	22,345	6.8%	11.4%	11.4%
Canada	9,672	10,735	11.0%	16.3%	13.7%
Total	$208,738	$244,109	16.9%	19.3%	5.3%

(a) The constant FX columns represent growth rates excluding the effects of currency.

The Company’s management expects the Company’s Adjusted EBITDA margin for the three months ended June 30, 2016 to be approximately 18% of reported revenues, which is consistent with the Company’s previously released guidance for the full year 2016.  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other (income) expenses.  Adjusted EBITDA is a non-GAAP measure that is not a substitute for the GAAP equivalent.  In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance.

We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.  We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above.  Additionally,

Adjusted EBITDA is used to measure certain financial covenants in our credit facility.  Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees.  Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results.  Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Interests of the Directors, Executive Officers and Counsel in the Merger

In addition to the Interests of the Directors and Executive Officers in the Merger disclosed on Pages 71 to 77 of the Definitive Proxy Statement and the Rollover Agreement disclosed on page 91 of the Definitive Proxy Statement, the following is a description of certain other relationships.

Relationships Among Board Members

Certain of the Company’s directors have known each other and Messrs. Perlman and/or Price for various periods of time.

Messrs. Shutzer and Presby have served as independent directors on the boards of companies in which Messrs. Perlman and Price served as executive officers, including PracticeWorks, Inc., a Nasdaq listed public company, and TurboChef Technologies, Inc., a Nasdaq listed company.  Messrs. Shutzer and Presby have also been investors in several other companies or investments led by Messrs. Perlman and Price, including the Company, in which Mr. Shutzer was one of the largest original investors, and have at times served as directors of those other companies.

Mr. Presby first met Mr. Perlman in the 1970’s in connection with Mr. Presby’s work with the predecessor firm of Deloitte & Touche LLP, where he served as, among other things, deputy chairman and chief operating officer.  When Mr. Presby retired from Deloitte in 2002, he joined multiple boards of directors as audit committee chair, including, at Mr. Perlman’s invitation, the companies referenced above.  Mr. Presby currently sublets office space from ExamWorks’ New York office, and Mr. Presby and Mr. Perlman interact periodically in that office space.  Mr. Shutzer first met Mr. Perlman in the 1970’s, but it was not until the late 1990’s when they interacted professionally, with Mr. Shutzer ultimately joining the board of directors of the companies referenced above at Mr. Perlman’s invitation.

Mr. Graham and Mr. Perlman first met while serving as independent directors on the board of Alloy, Inc., a publicly traded company that was sold in 2010.  Following Mr. Graham’s service on the board of directors of Alloy as the lead independent director, Mr. Perlman asked Mr. Graham to join the Company’s Board shortly before the Company’s initial public offering in 2010.

Mr. Perlman and Dr. Zenoff first met in the early 1970’s when Dr. Zenoff was a professor at Columbia University and Mr. Perlman was a student there.  Mr. Perlman and Dr. Zenoff did not maintain contact with each other starting in the mid-1970s, but reestablished contact shortly before the Company’s initial public offering in 2010.  In light of Dr. Zenoff’s reputation and substantial background in strategy, management, finance and marketing, and his experience as a director on the boards of public companies, Mr. Perlman asked Dr. Zenoff to join the Company’s Board shortly before the Company’s initial public offering.

Mr. Perlman and Dr. Bach first met when they both served as members of the board of Fighting Chance, a not-for-profit cancer counseling and resource center in Long Island, New York.  In light of Dr. Bach’s substantial medical experience and reputation, particularly with respect to healthcare policy matters and the Company’s desire for a medical doctor on its Board, Mr. Perlman asked Dr. Bach to join the Company’s Board shortly before the Company’s initial public offering in 2010.  In 2012, Mr. Perlman led an investment in RightCare Solutions, Inc., a privately-held provider of software solutions to hospitals.  Dr. Bach became one of approximately 17 investors in the investment round led by Mr. Perlman and served as a member of the board of directors of RightCare from 2012 until its sale in 2015.

Parent Board Positions Following Closing

On July 14, 2016, Leonard Green’s representatives indicated that certain directors and officers of the Company will be appointed to serve on the board of directors of Parent following the closing of the Merger.  Leonard Green indicated that Messrs. Perlman, Price, Shutzer, Fernandez de Castro and Campbell will be appointed to serve on the board of Parent, along with five other individuals, three of whom will be chosen and appointed by Leonard Green.  Except for Mr. Shutzer, they will not receive additional compensation for their board service.  The terms of Mr. Shutzer’s service have not yet been discussed but are expected to be consistent with board positions of similarly situated private companies.  As previously disclosed, Mr. Shutzer and Mr. Baumer first discussed Mr. Shutzer joining the board of directors of Parent in connection with their discussions concerning Mr. Shutzer agreeing to roll over stock.  The Board was informed that Mr. Shutzer would be joining the board of directors in connection with the drafting of the proxy statement.  Notwithstanding the total number of directors appointed to the board of Parent, the three directors chosen and appointed by Leonard Green will have voting rights entitling them to a majority of the votes cast on any matter so long as affiliates of Leonard Green continue to own a majority of the outstanding equity interests of Parent.

Paul Hastings LLP

Paul Hastings LLP has represented the Company since its incorporation in 2007 and served as its primary outside counsel in connection with various legal matters, including many of its acquisitions, its equity and debt financings, and its initial public offering and secondary offering, and has provided advice on securities law compliance and corporate governance issues, among other matters.  Paul Hastings represented the Company, its Board and, once formed, the Special Committee in connection with the Merger and the preparation of the Definitive Proxy Statement.  Paul Hastings did not represent any other party, including any member of management, in connection with any aspect of the Merger.  Paul Hastings has never represented Leonard Green & Partners L.P. but, to its best understanding, has over time represented certain entities in which Leonard Green & Partners L.P. has invested.  From the Paul Hastings fiscal year beginning February 1, 2011 through the fiscal year ended January 31, 2016, Paul Hastings generated approximately $3 million in fee revenue from its representation of the Company, which represents less than one tenth of one percent of Paul Hastings’ aggregate revenue during the same period.  In addition, Paul Hastings expects to generate revenues of approximately $2.5 million related to its representation of the Company in connection with the Merger.

During the period Paul Hastings has represented the Company, Paul Hastings has also represented and is currently representing entities owned or controlled by Richard Perlman, the Company’s executive chairman, and/or James Price, the Company’s chief executive officer, in connection with, among other things, those entities’ investments in companies unrelated to the Company.  Paul Hastings has also represented and is currently representing a number of those other companies after such investments were consummated.  These companies have included TurboChef Technologies, Inc., which Paul Hastings advised in connection with various matters, including its sale in 2009.  The Paul Hastings partner primarily involved in representing the Company regarding the Merger has also been the partner primarily responsible for advising these other unrelated companies.  From the Paul Hastings fiscal year beginning February 1, 2011 through the fiscal year ended January 31, 2016, Paul Hastings generated approximately $4.2 million in fee revenue from those other representations, which represents less than one tenth of one percent of Paul Hastings’ aggregate revenue during the same period.  In addition, while at another law firm, the same partner also represented PracticeWorks, Inc., in connection with corporate, securities and transactional matters, including in connection with the sale of PracticeWorks, Inc. in 2003.

The Paul Hastings partner primarily involved in representing the Company, including with respect to the Merger, has invested in shares of the Company’s common stock over time.  As was disclosed in the Company’s Form S-3 filed with the SEC on May 12, 2014, the Paul Hastings partner owned 205,048 shares of the Company’s common stock as of May 1, 2014, 94,322 of which were sold in the offering pursuant to such Form S-3.  The remainder of those shares were sold in open market transactions late in 2014.  This Paul Hastings partner owned 10,000 shares of the Company’s common stock as of April 27, 2016, the date the Merger was publicly announced, all of which were acquired in open market transactions in 2015.  The same Paul Hastings partner has participated as an investor in some of the unrelated companies discussed above that Paul Hastings and/or he has represented and, in some cases, continues to represent.  Such investments and/or conditional commitments have been on the same terms and conditions as other investors.  The investments and/or conditional commitments made by this Paul Hastings partner to date range from approximately $20,000 to $1 million, with an average investment and/or conditional commitment size of approximately $225,000.  Over the past five years, the aggregate amount of all such investments or conditional commitments made amounted to approximately $1.9 million.  As of the date of this Current Report, the aggregate amount of outstanding investments or conditional commitments represent approximately eleven percent (11%) of this partner’s net worth.

Special Committee Compensation

In consideration of the extensive time and efforts required of the members of the special committee in overseeing a review of the Merger, the Special Committee approved a one-time retainer of $50,000 for the chairman of the special committee and a one-time retainer of $25,000 for each other member of the special committee. Such fees are payable whether or not the merger is completed. Each member of the special committee will also be reimbursed for out of pocket expenses in connection with the performance of their duties. The Special Committee had been discussing the concept of fees for serving on the Special Committee since April 2016 and formally approved the above one-time retainers on July 17, 2016.

Legal Proceedings regarding the Merger

As previously disclosed in the Definitive Proxy Statement, following the announcement of the Merger, a putative class action was filed on June 17, 2016 by a purported Company shareholder in the Court of Chancery of the State of Delaware, captioned City of Daytona Beach Police and Fire Pension Fund v. ExamWorks Group, Inc., et al., Case No. 12481 (the “Complaint”).  A copy of the Complaint is attached hereto as Exhibit No. 99.1.

Important Additional Information

In connection with the proposed merger, ExamWorks has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including the Definitive Proxy Statement on Schedule 14A filed with the SEC on June 23, 2016. ExamWorks has distributed the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EXAMWORKS HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement and other relevant materials, and any and all documents filed by ExamWorks with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by ExamWorks via ExamWorks Investor Relations section of its website at www.examworks.com or by contacting Investor Relations by directing a request to ExamWorks, Attention: Investor Relations, 3280 Peachtree Road, Suite 2625, Atlanta, Georgia, 30305, or by calling 404-952-2400.

This filing may be deemed a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. ExamWorks, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of ExamWorks in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ExamWorks stockholders in connection with the proposed merger, and any interest they have in the proposed merger, are set forth in the Definitive Proxy Statement. Additional information regarding these individuals is set forth in ExamWorks proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 26, 2016 and amended by the Amendment to Annual Report on From 10-K/A, which was filed with the SEC on April 29, 2016. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via ExamWorks Investor Relations section of its website at www.examworks.com

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) ExamWorks may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of ExamWorks may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) ExamWorks may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in ExamWorks’ reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of ExamWorks’ filings with the SEC; and (12) general industry and economic conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, ExamWorks undertakes no obligation to update forwardlooking statements to reflect new information, events or circumstances arising after such date.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Complaint, filed June 17, 2016, by City of Daytona Beach Police and Fire Pension Fund, individually and on behalf of all others similarly situated, against ExamWorks Group, Inc., Peter B. Bach, Peter M. Graham, Richard E. Perlman, J. Thomas Presby, James K. Price, William A. Shutzer, David B. Zenoff, Wesley J. Campbell, J. Miguel Fernandez de Castro, Leonard Green & Partners, L.P., Gold Parent, L.P., and Gold Merger Co, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: July 18, 2016	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1

Complaint, filed June 17, 2016, by City of Daytona Beach Police and Fire Pension Fund, individually and on behalf of all others similarly situated, against ExamWorks Group, Inc., Peter B. Bach, Peter M. Graham, Richard E. Perlman, J. Thomas Presby, James K. Price, William A. Shutzer, David B. Zenoff, Wesley J. Campbell, J. Miguel Fernandez de Castro, Leonard Green & Partners, L.P., Gold Parent, L.P., and Gold Merger Co, Inc.